As filed with the Securities and Exchange Commission on September 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

  _________________________

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

 _________________________

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PEDEVCO Corp. 575 N. Dairy Ashford, Suite 210 Houston, Texas 77079
(Address of Principal Executive Offices) (Zip Code)

PEDEVCO CORP. 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

Dr. Simon G. Kukes

Chief Executive Officer

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(Name and address of agent for service)

(713) 221-1768

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

PEDEVCO Corp. (“PEDEVCO” or the “Company”) is not filing with or including in this Form S‑8 the information called for in part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

PEDEVCO is filing this registration statement (“Registration Statement”) pursuant to General Instruction E of Form S-8 to register an additional 5,000,000 shares of the Company’s common stock (“Common Stock”) that may be issued under the PEDEVCO Corp. 2021 Equity Incentive Plan (the “2021 Plan”), as amended by the First Amendment to the 2021 Plan approved by our stockholders at the 2024 annual meeting of stockholders (the “Amendment” and the 2021 Plan as amended by the Amendment, the “Amended 2021 Plan”)). These shares are additional securities of the same class as other securities issuable under the 2021 Plan for which PEDEVCO has previously filed with the Commission a registration statement on Form S-8 (File No. 333-259248) on September 1, 2021 (the “Prior Registration Statement”). The information contained in the Prior Registration Statement is incorporated herein by reference, except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference, Item 5. Interests of Named Experts and Counsel, and Item 8. Exhibits.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 18, 2024, as amended by Amendment No. 1 thereto filed with the SEC on September 10, 2024;

(b)

PEDEVCO’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 15, 2024, and for the quarter ended June  30, 2024, filed with the Commission on August 14, 2024;

(c)

PEDEVCO’s Definitive Proxy Statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), filed with the Commission on July 12, 2024;

(d)

PEDEVCO’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 18, 2024; January 29, 2024; February 5, 2024; April 17, 2024 and August 30, 2024; and

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-35922), including any amendment or report filed for the purpose of updating such description.

All documents filed by PEDEVCO pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02, 7.01, or 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered hereby has been passed upon for PEDEVCO by The Loev Law Firm, PC, Bellaire, Texas.

Item 8. Exhibits.

			Incorporated By Reference
Exhibit No.	Description	Filed or furnished herewith	Form	Exhibit	Filing Date/Period End Date	File Number
4.1	Amended and Restated Certificate of Formation and Designation by Blast Acquisition Corp. and Pacific Energy Development Corp.		8-K	3.1	August 2, 2012	000-53725

4.2	Certificate of Amendment of Amended and Restated Certificate of Formation		8-K	3.1	April 23, 2013	000-53725

4.3	Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock		8-K	3.1	February 24, 2015	001-35922

4.4	Certificate of Amendment to Certificate of Formation (1-for-10 Reverse Stock Split of Common Stock)		8-K	3.1	March 27, 2017	333-64122

4.5	Amendment to Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock filed with the Secretary of State of Texas on June 26, 2018		8-K	3.1	June 26, 2018	001-35922

4.6	Bylaws of PEDEVCO Corp. (formerly Blast Energy Services, Inc.)		8-K	3.3	March 6, 2008	333-64122

4.7	Amendment to the Bylaws (December 3, 2012)		8-K	3.1	December 6, 2012	000-53725

4.8	Amendment to Bylaws (October 25, 2016)		8-K	3.1	October 21, 2016	001-35922

4.9	Amendment to Bylaws (August 25, 2022)		8-K	3.1	August 26, 2022	001-35922

5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)	X

23.1*	Consent of Marcum LLP (included with this registration statement)	X

23.2*	Consent of Cawley, Gillespie & Associates, Inc. (included with this registration statement)	X

23.3*	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)	X

24.1*	Power of Attorney (included on the signature page of this registration statement)	X

99.1	PEDEVCO Corp. 2021 Equity Incentive Plan***		8-K	10.1	September 1, 2021	001-35922

99.2	First Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan***		8-K	10.1	August 30, 2024	001-35922

99.3	Form of Stock Option Agreement (2021 Equity Incentive Plan) ***		S-8	99.2	September 1, 2021	333-259248

99.4	Form of Restricted Stock Grant Agreement (2021 Equity Incentive Plan) ***			99.3	September 1, 2021	333-259248

107*	Filing Fee Table	X

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on September 11, 2024.

PEDEVCO CORP.

By: /s/ Dr. Simon G. Kukes
Dr. Simon G. Kukes
Chief Executive Officer
(Principal Executive Officer)

By:/s/ Paul A. Pinkston
Paul A. Pinkston
Chief Accounting Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Simon G. Kukes and Paul A. Pinkston, or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ Dr. Simon G. Kukes	Chief Executive Officer and Director	September 11, 2024
Dr. Simon G. Kukes	(Principal Executive Officer)

By: /s/ Paul A. Pinkston	Chief Accounting Officer	September 11, 2024
Paul A. Pinkston	(Principal Financial and Accounting Officer)

By: John Scelfo	Director	September 11, 2024
John Scelfo

By: H. Douglas Evans	Director	September 11, 2024
H. Douglas Evans

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